Exhibit 99

             Form 4 Joint Filer Information

Designated Filer: Klaussner Furniture Industries, Inc.
Date of Event:             December 15, 2004
Issuer Name/Ticker Symbol: Jennifer Convertibles, Inc. (JENN)

                     Reporting Persons Included in Joint Filing


Klaussner Enterprises, Inc.              By:/s/ David O. Bryant
300 Delaware Avenue, 12th Floor             --------------------
Wilmington, Delaware 19807                  Vice President and
                                            Chief Financial Officer


Klaussner Corporation                    By:/s/ David O. Bryant
300 Delaware Avenue, 12th Floor             -------------------
Wilmington, Delaware 19807                  David O. Bryant, Vice President

Hans J. Klaussner                           /s/ David O. Bryant
Klaussner Betiligings-GmbH                  -------------------
Wolfsweg 1                                  David O. Bryant, Attorney In Fact
77723 Gengenbach
Germany